Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated May 15, 2023

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

E Med Future, Inc.

4054 Sawyer Road

Sarasota, FL 34233

$12,000,000

80,000,000 Units

$0.06 PER UNIT

Each Unit consisting of 3 Shares of Common Stock and 3 Warrants exercisable at $0.03 per Warrant.

240,000,000 Shares of Common Stock to be issued upon Exercise of Warrants

This is a public offering of up to $12,000,000. We are offering 80,000,000 units, each unit consisting of 3 Shares of Common Stock of E Med Future, Inc. and 3 warrants, par value $0.001 ("Units"), at an offering price of $0.06 per Unit (the "Offered Units") by the Company on a best efforts basis with no minimum offering required. Through the sale of Units, the Company is offering a maximum of 480,000,000 shares. Once purchased, an investor may separately transfer the Common Stock and the Warrant, at its discretion. The Warrants are exercisable upon purchase. Once the Units offered by the Company are qualified by the Securities and Exchange Commission (the “SEC”), the securities underlying the Units will also be qualified for sale.

The Warrants are exercisable at any time on or after the purchase date of the Unit (the “Initial Issue Date”) and on or prior to the close of business on the two (2) year anniversary of the Initial Issue Date (the “Termination Date”) but not thereafter.

This Warrant shall be redeemable by the Company at $0.03 per share remaining subject hereto after 20 business days' written notice if the price of the Common Stock closes above $0.25 for 20 consecutive trading days and provided that the Company then has in effect an effective registration statement with respect to the shares of Common Stock issuable upon exercises of this Warrant.

Please be advised that due to the ownership of super voting rights by our management team in the form of Preferred Shares, your voting rights as a common shareholder will be substantially limited.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 6 of this Offering Circular.

The Company is in the process of changing its name to Garrison Films, Inc. The name change will be effective when approved by FINRA at which time the Company will amend its filing. There is no assurance that FINRA will approve the name change.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “EMDF.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Number of Units or Shares	Per Unit or Share(1)(2)(3)	Total Maximum
Public Offering Price– Units (1)(2)	80,000,000	$0.06	$4,800,000.00
Underwriting Discounts and Commissions (3)			$0.00
Proceeds to Company – Units			$4,800,000.00

Warrants		Exercise Price per Warrant
Public Offering Price – Shares Underlying Warrants (1)(2)	240,000,000	$0.03	$7,200,000.00
Underwriting Discounts and Commissions (3)			$0.00
Proceeds to Company – From the Exercise of Shares Underlying Warrants			$7,200,000.00

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering”.

(2) This is a “best effort” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

Our Board of Directors used its business judgment in setting an offering price of $0.06 per Unit to the Company as consideration for the stock to be issued under the Offering. The sales price per Unit bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is May 15, 2023.

1

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “E Med Future”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of E Med Future, Inc.

i

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

______

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

1

SUMMARY

______

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company, the Corporation, “Acem Holdings, Inc.", “ XL Rent, Inc.” and/or “E Med Future, Inc.” was incorporated as Micro-Economics, Inc. on March 14, 1990, under the laws of the State of Nevada.

On January 13, 2021, Synergy Management Group LLC, was appointed custodian of the Corporation pursuant to the order granting application for appointment of Synergy Management Group LLC in District Court, Clark County Nevada.

On January 13, 2021, Synergy Management Group LLC, as Custodian of XL Rent, Inc. / E Med Future, Inc. adopted a resolution that designated a class of stockholders’ equity as “Special 2021 Series A Preferred Stock” (hereinafter referred to as “Special 2021 Series A Preferred Stock”), par value $.001 per share. The number of authorized shares of 2021 Series A Preferred Stock is fifteen (15) shares. The Special 2021 Series A Preferred Stock has 60% voting rights over all classes of stock and shall convert into common shares at a conversion rate of 1 preferred into 10,000,000 shares of the Company’s common stock.

On January 21, 2021, the Company restated and amended its Articles of Corporation. The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000) of Common Stock, with a par value of $0.001 per share, and Ten Million and Fifteen (10,000,015) shares of preferred stock, with a par value of $0.001 per share. Fifteen (15) shares of the Preferred Stock has been designated as Special 2021 Series A Preferred Stock. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.

On February 22, 2021, Synergy Management Group LLC, as Custodian of XL Rent, Inc. / E Med Future, Inc., entered into a Securities Purchase Agreement (the “SPA”) with Kompo Family Company, a Florida limited liability company, to sell the Fifteen (15) shares of Special 2021 Series A Preferred Stock for Eighty-Five Thousand ($85,000.00). Upon closing of the SPA on February 22, 2021, Kompo Family Company, LLC acquired 60% voting control of the Company.

On June 3, 2021, the Company filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada to change the Company’s name from XL Rent, Inc. to E Med Future, Inc.

On September 15, 2021, the Company restated and amended its Articles of Corporation. The aggregate number of shares that the Corporation will have authority to issue is Seven Hundred Fifty Million (750,000,000) of Common Stock, with a par value of $0.001 per share, and Ten Million and Fifteen (10,000,015) shares of preferred stock, with a par value of $0.001 per share. Fifteen (15) shares of the Preferred Stock has been designated as Special 2021 Series A Preferred Stock. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.

2

On October 7, 2021, the Board of Directors restated and amended the Company’s Articles of Incorporation to increase the Company’s authorized shares to Nine Hundred Million (900,000,000) of Common Stock, par value $0.001. The aggregate number of shares that the Corporation will have authority to issue is Nine Hundred Million (900,000,000) of Common Stock, with a par value of $0.001 per share, and Ten Million and Fifteen (10,000,015) shares of preferred stock, with a par value of $0.001 per share. Fifteen (15) shares of the Preferred Stock has been designated as Special 2021 Series A Preferred Stock. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.

On October 7, 2021, the Company entered into an agreement to acquire one hundred percent of the membership interests of BPLA, LLC and Brooksville Project, LLC from Gary and Elizabeth Kompothecras.

On May 31, 2022, the Company designated Four Million Five Hundred Thousand (4,500,000) shares of the Preferred Stock as Series B Preferred Stock. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.

On May 31, 2022, the Company finalized the agreement, entered into on October 7, 2021, to purchase one hundred percent (100%) of the membership interests of Brooksville Project, LLC (“Brooksville”) from Gary and Elizabeth Kompothecras for $2,250,000 of Company Series B Preferred Shares. The Company assumed all of the obligations, assignment of contracts and leases, all other liabilities and tangible and intangible assets of Brooksville including all rights, title and interest in and to the film properties. As a result of this transaction, Brooksville became a wholly-owned subsidiary of the Company including BPLA, LLC, (Brooksville was the sole member of BPLA, LLC).

The Company’s purpose is to develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment investments. We expect to use substantially all of the net proceeds from this offering to develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related production financing, equity investments, mezzanine loans, and participations in such financing and investments. We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one- page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

3

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol EMDF.

The Kompo Family Company, LLC (“Kompo”), is the owner of all of the outstanding shares of the Company’s Special 2021 Series A Preferred Stock. Kompo is 100% owned and controlled through various trusts by the children of the Company’s CEO, Gary Kompothecras. Special 2021 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Kompo possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Kompo’s ownership and control of Special 2021 Series A Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Kompo’s ownership and control of Special 2021 Series A Preferred gives it the control of 60% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

4

THE OFFERING

______

Issuer:	E Med Future, Inc.

Securities offered:	This is the public offering of securities of E Med Future, Inc. / Garrison Film Productions Inc (OTC Pink: EMDF), a Nevada corporation. We are offering 80,000,000 units, each unit consisting of 3 Shares of Common Stock and 3 warrants, par value $0.001 (“Units”), at an offering price of $0.06 per Unit (the “Offered Units”) by the Company, for a total of offering of $12 million. The total number of shares included in the Units is 240,000,000 and the total underlying shares after the exercise of all warrants is 240,000,000 shares for a total of 480,000,000 in this Offering. Each Class A Warrant, is exercisable at $0.03 per warrant and will entitle the holder to purchase one share of common stock.

Number of shares of Common Stock outstanding before the offering	42,560,615 issued and outstanding as of March 31, 2023

Number of shares of Common Stock to be outstanding after the offering

Number of Warrants to be outstanding after the offering

Number of shares of Common Stock to be outstanding if all the warrants are exercised

282,560,615 shares, if the maximum amount of Offered Units are sold. The total number of shares of our common stock outstanding assumes that the maximum number of units each containing shares of our common stock and warrants is sold in this offering.

A maximum of 240,000,000 Warrants, for common stock par value $0.001.

522,560,615 shares, if the maximum amount of Offered Units are sold and all the Warrants are exercised. The total number of shares of our common stock outstanding assumes that the maximum number of units each containing shares of our common stock and warrants is sold in this offering and that all the warrants are exercised.

Price per unit:	$0.06

Maximum offering amount:	80,000,000 Units at $.06 per Unit, or $4,800,000 and an additional $7,200,000 from the exercise of Warrants (See “Distribution.”). The Company will not raise more than $12,000,000 in gross proceeds from this offering.

Trading Market:	Our Common Stock is trading on the OTCMarkets Pink Open Market Sheets division under the symbol “EMDF”.

Use of proceeds:	If we sell all of the Units being offered after the exercise of all warrants, our net proceeds (after our estimated offering expenses) will be $11,900,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk See “Risk Factors.”

Investment Analysis

There is no assurance E Med Future, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

5

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

The Coronavirus Pandemic and post pandemic effects may continue to adversely affect the global economy and the Company’s operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

While the COVID-19 pandemic has subsided and businesses have resumed normal operations, there remains disruptions and volatility in the global supply chain, market and economies, and those disruptions will likely continue for some time. The COVID-19 pandemic did not require the closure of Company operations however the Company suspended in-person client and business development meetings in late March 2020 and has since resumed normal operations. Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the United States.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.

We may not be able to successfully compete against companies with substantially greater resources.

The industry of film finance, production and development in which we operate in general is subject to intense and increasing competition. Some of our competitors may have greater capital resources which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

6

We face substantial capital requirements and financial risks.

The production, acquisition and distribution of motion pictures and television content requires substantial capital. A significant amount of time may elapse between our expenditure of funds and the receipt of revenues after release or distribution of such content. Although we reduce the risks of production exposure through tax credit programs, government and industry programs, co-financiers and other sources, we cannot assure you that we will continue to successfully implement these arrangements or that we will not be subject to substantial financial risks relating to the production, acquisition and distribution of future motion picture and television content. Additionally, the production, completion and distribution of motion picture and television content can be subject to a number of uncertainties, including delays and increased expenditures due to disruptions or events beyond our control. As a result, if production incurs substantial budget overruns, we may have to seek additional financing or fund the overrun ourselves. We cannot make assurances regarding the availability of such additional financing on terms acceptable to us, or that we will recoup these costs. For instance, increased costs or budget overruns incurred with respect to a particular film may prevent a picture from being completed or released or may result in a delayed release and the postponement to a potentially less favorable date, all of which could cause a decline in box office performance, and, thus, the overall financial success of such film. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

We may incur significant write-offs if our projects do not perform well enough to recoup costs.

We are required to amortize capitalized production costs over the expected revenue streams as we recognize revenue from films or other projects. The amount of production costs that will be amortized each quarter depends on, among other things, how much future revenue we expect to receive from each project. Unamortized production costs are evaluated for impairment each reporting period on a project-by-project basis. If estimated remaining revenue is not sufficient to recover the unamortized production costs, including because of delayed theatrical distribution of films as a result of natural disasters or other events beyond our control, those costs will be written down to fair value. In any given quarter, if we lower our previous forecast with respect to total anticipated revenue from any film or other project, we may be required to accelerate amortization or record impairment charges with respect to the unamortized costs, even if we previously recorded impairment charges for such film or other project. Such impairment charges could adversely impact our business, operating results and financial condition.

Changes in our business strategy, plans for growth or restructuring may increase our costs or otherwise affect our profitability.

As changes in our business environment occur, we may adjust our business strategies to meet these changes, which may include growing a particular area of business or restructuring a particular business or asset. In addition, external events including changing technology, changing consumer patterns, acceptance of our theatrical and television offerings and changes in macroeconomic conditions, including the volatility and uncertainty in financial markets may impair the value of our assets. When these occur, we may incur costs to change our business strategy and may need to write down the value of assets. We may also make investments in existing or new businesses, including investments in the international expansion of our business and in new business lines. Some of these investments may have negative or low short-term returns and the ultimate prospects of the businesses may be uncertain or, in international markets, may not develop at a rate that supports our level of investment. In any of these events, our costs may increase, we may have significant charges associated with the write-down of assets, or returns on new investments may be lower than prior to the change in strategy, plans for growth or restructuring.

Our revenues and results of operations may fluctuate significantly.

Our results of operations depend significantly upon the commercial success of the motion picture, television and other content that we sell, license or distribute, which cannot be predicted with certainty. In particular, the underperformance at the box office of one or more motion pictures in any period may cause our revenue and earnings results for that period (and potentially, subsequent periods) to be less than anticipated, in some instances, to a significant extent. Accordingly, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods. Our results of operations also fluctuate due to the timing, mix, number and availability of our theatrical motion picture releases, as well as license periods for content. Our operating results may increase or decrease during a particular period or fiscal year due to differences in the number and/or mix of films released compared to the corresponding period in the prior fiscal year. In addition, the comparability of our results may be affected by changes in accounting guidance or changes in our ownership of certain assets and businesses. Accordingly, our results of operations from year to year may not be directly comparable to prior reporting periods.

7

We do not have long-term arrangements with many of our production or co-financing partners.

We typically do not enter into long term production contracts with the creative producers of motion picture and television content that we produce, acquire or distribute. There is no guarantee that we will produce, acquire or distribute future content by any creative producer or co-financing partner, and a failure to do so could adversely affect our business, financial condition, operating results, liquidity and prospects.

We rely on a few major retailers and distributors and the loss of any of those could reduce our revenues and operating results.

A small number of other retailers and distributors account for a material percentage of our revenues. We do not have long-term agreements with retailers. We cannot assure you that we will continue to maintain favorable relationships with our retailers and distributors or that they will not be adversely affected by economic conditions..

We are subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

From time to time, we engage in discussions and activities with respect to possible acquisitions, sale of assets, business combinations, or joint ventures intended to complement or expand our business. However, we may not realize the anticipated benefit from the transactions we pursue; there may be liabilities assumed that we did not discover or that we underestimated in the course of performing our due diligence; the negotiation of the transaction and the integration of the acquired business could require us to incur significant costs and cause diversion of management's time and resources; the transaction could result in impairment of goodwill and other intangibles, development write-offs and other related expenses; the transaction may pose challenges in the consolidation and integration of information technology, accounting systems, personnel and operations; and we may have difficulty managing the combined entity in the short term if we experience a significant loss of management personnel during the transition period after a significant acquisition. No assurance can be given that expansion or acquisition opportunities will be successful, completed on time, or that we will realize expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. If we determine to sell individual properties, libraries or other assets or businesses, we will benefit from the net proceeds realized from such sales. However, our revenues may suffer in the long term due to the disposition of a revenue generating asset, or the timing of such dispositions may be poor, causing us to fail to realize the full value of the disposed asset, all of which may diminish our ability to service our indebtedness and repay our notes and our other indebtedness at maturity. Furthermore, our future growth may be inhibited if the disposed asset contributed in a significant way to the diversification of our business platform.

Our success depends on external factors in the motion picture and television industry.

Generally, the popularity of our content depends on many factors, including the critical acclaim they receive, the format of their initial release, their talent, their genre and their specific subject matter, audience reaction, the quality and acceptance of content that our competitors release into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, many of which we do not control and all of which may change. In addition, because a performance in ancillary markets, such as home video and pay and free television, is often directly related to its box office performance or television ratings, poor box office results or poor television ratings may negatively affect future revenue streams. Our success will depend on the experience and judgment of our management to select and develop new investment and production opportunities.

8

We compete with other programming services, including cable programming, national broadcast television, local broadcast television stations and digital services to secure desired programming, the competition for which has increased as the number of programming services has increased. Increased competition may drive up talent and production costs and may force some programming services to commit to straight-to-series orders for programming instead of a pilot order. If we commit to straight-to-series orders and those series do not meet anticipated production or quality standards or are otherwise not accepted by audiences, revisions to the programming may be necessary, which could increase production costs. The increased financial commitment for a straight-to-series order also could increase the risks associated with such an order. Other programming services that are affiliated with programming sources such as movie or television studios or film libraries may have a competitive advantage over us in this area. Some of these competitors have exclusive contracts with motion picture studios or independent motion picture distributors or own film libraries.

Global economic turmoil and regional economic conditions in the U.S. could adversely affect our business.

Global economic turmoil may cause a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, levels of intervention from the U.S. federal government and other foreign governments, decreased consumer confidence, overall slower economic activity and extreme volatility in credit, equity and fixed income markets. A decrease in economic activity in the U.S. or in other regions of the world in which we do business could adversely affect demand for our content, thus reducing our revenues and earnings. A decline in economic conditions could reduce performance of our theatrical, television and home entertainment releases. In addition, an increase in price levels generally could result in a shift in consumer demand away from the entertainment we offer, which could also adversely affect our revenues and, at the same time, increase our costs. For instance, lower household income and decreases in U.S. consumer discretionary spending, which is sensitive to general economic conditions, may affect cable television and other video service subscriptions, in particular with respect to digital programming packages, premium video programming packages and premium a la carte services on which our networks are typically carried. A reduction in spending may cause a decrease in subscribers to our networks, which could have a materially adverse impact on our business, financial condition, operating results, liquidity and prospects. Moreover, financial institution failures may cause us to incur increased expenses, or make it more difficult to finance any future acquisitions, or engage in other financing activities.

We could be adversely affected by strikes or other union job actions.

We are directly or indirectly dependent upon highly specialized union members who are essential to the production of motion pictures and television content. A strike by, or a lockout of, one or more of the unions that provide personnel essential to the production of motion pictures or television content could delay or halt our ongoing production activities, or could cause a delay or interruption in our release of new motion pictures and television content. A strike may result in increased costs and decreased revenue, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

We face substantial competition in all aspects of our business.

We are an independent financier and producer of motion pictures. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations that can provide both the means of distributing their products and stable sources of earnings that may allow them to better offset fluctuations in the financial performance of their motion picture and television operations.

9

We must successfully respond to technological changes and alternative forms of delivery or storage to remain competitive.

The entertainment industry continues to undergo significant developments as advances in technologies and new methods of product delivery and storage (including the emergence of alternative distribution platforms), and certain changes in consumer behavior driven by these developments emerge. New technologies affect the demand for our content, the manner in which our content is distributed to consumers, the sources and nature of competing content offerings and the time and manner in which consumers acquire and view our content. New technologies also may affect our ability to maintain or grow our business and may increase our capital expenditures. We and our distributors must adapt our businesses to shifting patterns of content consumption and changing consumer behavior and preferences through the adoption and exploitation of new technologies. If we cannot successfully exploit these and other emerging technologies, our appeal to targeted audiences might decline which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete depends, in part, upon successful protection of our intellectual property. We attempt to protect proprietary and intellectual property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries where we distribute our products. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. Litigation may also be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation, infringement or invalidity claims could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. Our more successful and popular film or television products or franchises may experience higher levels of infringing activity, particularly around key release dates. Alleged infringers have claimed and may claim that their products are permitted under fair use or similar doctrines, that they are entitled to compensatory or punitive damages because our efforts to protect our intellectual property rights are illegal or improper, and that our key trademarks or other significant intellectual property are invalid. Such claims, even if meritless, may result in adverse publicity or costly litigation. We vigorously defend our copyrights and trademarks from infringing products and activity, which can result in litigation. We may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurance that a favorable final outcome will be obtained in all cases. Additionally, one of the risks of the film and television production business is the possibility that others may claim that our productions and production techniques misappropriate or infringe the intellectual property rights of third parties. From time to time we are subject to claims and legal proceedings regarding alleged infringement by us of the intellectual property rights (including patents) of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, require the development of alternative technology or business practices, injunctions against us, or payments for licenses or damages. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims. Regardless of the validity or the success of the assertion of any such claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our business involves risks of liability claims for content of material, which could adversely affect our business, results of operations and financial condition.

As a distributor of media content, we may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

10

Piracy of films and television programs could adversely affect our business over time.

Piracy is extensive in many parts of the world and is made easier by the availability of digital copies of content and technological advances allowing conversion of films and television content into digital formats. This trend facilitates the creation, transmission and sharing of high-quality unauthorized copies of motion pictures and television content. The proliferation of unauthorized copies of these products has had and will likely continue to have an adverse effect on our business, because these products reduce the revenue we receive from our products. In order to contain this problem, we may have to implement elaborate and costly security and anti-piracy measures, which could result in significant expenses and losses of revenue. We cannot assure you that even the highest levels of security and anti-piracy measures will prevent piracy.

Service disruptions or failures of the Company’s or our vendors’ information systems and networks as a result of computer viruses, misappropriation of data or other bad acts, natural disasters, extreme weather, accidental releases of information or other similar events, may disrupt our businesses, damage our reputation or have a negative impact on our results of operations.

Shutdowns or service disruptions of our information systems or networks or to vendors that provide information systems, networks or other services to us pose increasing risks. Such disruptions may be caused by third-party hacking of computers and systems; dissemination of computer viruses, worms and other destructive or disruptive software; denial of service attacks and other bad acts, as well as power outages, natural disasters, extreme weather, terrorist attacks, pandemics (such as the COVID-19 global pandemic), or other similar events. Shutdowns or disruption from such events could have an adverse impact on us and our customers, including degradation or disruption of service, loss of data, release or threatened release of data publicly, misuse or threatened misuse of data, and damage to equipment and data. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient to cover everything that could happen. Significant events could result in a disruption of our operations, reduced revenues, the loss of or damage to the integrity of data used by management to make decisions and operate our business, damage to our reputation or brands or a loss of customers. We may not have adequate insurance coverage to compensate for any losses associated with such events.

We are also subject to risks caused by the misappropriation, misuse, falsification or intentional or accidental release or loss of data maintained in our information systems and networks or of our vendors, including sensitive or confidential personnel, customer or vendor data, business information or other sensitive or confidential information (including our content). We maintain this information and data either on our own systems or on those of third-party vendors. While we take measures to protect against unauthorized intrusion into this information, we, or the vendors we use, could experience an unauthorized intrusion. The number and sophistication of attempted and successful information security breaches have increased in recent years and, as a result, the risks associated with such an event continue to increase. If a material breach of our information systems or those of our vendors occurs, the market perception of the effectiveness of our information security measures could be harmed, we could lose customers, our revenues could be adversely affected and our reputation, brands and credibility could be damaged. Current and potential customers may become unwilling to provide the information to us necessary for them to remain or become customers. We also may be required to notify regulators about any actual or perceived data breach (including the EU Lead Data Protection Authority) as well as the individuals who are affected by the incident within strict time periods. In addition, if a material breach of our information systems occurs, we could be required to expend significant amounts of money and other resources to review data and systems to determine the extent of any breach, repair or replace information systems or networks or to comply with notification requirements. We could be subject to actions by regulatory authorities and claims asserted in private litigation in the event of a breach of our information systems or our vendors.

11

Our activities are subject to a variety of laws and regulations which may adversely impact our operations or, if violated, could subject us to an increased risk of litigation and regulatory actions.

Privacy. The global legal and regulatory environment governing our collection, use, storage, and transfer of personal information is complex, and continually evolving. In the ordinary course of our business, we collect and use the personal information of subscribers and potential subscribers through our websites and applications and those of third parties. Among other purposes, we use this information to engage with users, promote our programming, and monitor the use of our digital platforms. Our collection and use of personal information are governed by a number of complicated domestic and international data privacy and security laws and regulations, including but not limited to Regulation (EU) 2016/679, General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act of 2018 (“CCPA”). Complying with these and any future regulations, or related contractual or other obligations, may increase our operating costs and adversely impact our ability to market products and service customers, including through our STARZ direct-to-consumer business (which may be subject to additional consumer legal claims and increased regulation). Any actual or perceived failure to comply with these or any future regulations, or related contractual or other obligations, could disrupt our business, inhibit our ability to retain existing customers or attract new customers, lead to investigations, claims, and proceedings by governmental entities and private parties, damages for breach of contract, and other significant costs, fines, penalties, or other liabilities, as well as harm to our reputation and market position.

Internet and Other Media Operator Regulations. The adoption or modification of laws or regulations relating to the internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. We anticipate that several jurisdictions may, over time, attempt to impose additional financial and regulatory obligations on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

Changes in laws or regulations that adversely affect the growth, popularity or use of the internet, including laws impacting net neutrality, could decrease the demand for our service and increase our cost of doing business. Given uncertainty around these rules, coupled with potentially significant political and economic power of local network operators, we could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business.

This offering is being conducted by our officers and directors without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in our prospectus.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our officers and directors will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

12

If we are unable to gain any significant market acceptance for our service, or establish a significant market presence, we may be unable to generate sufficient revenue to continue our business.

Our growth strategy is substantially dependent upon our ability to successfully market our content and our movie studio to prospective screenwriters, producers and viewers. However, our planned business model may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our content and studio to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Because the motion picture industry is highly speculative and inherently risky, our motion picture may not be commercially successful, in which case we will not be able to recover our costs or realize anticipated profits.

The motion picture industry is highly speculative and inherently risky. We cannot assure you that any motion picture we release, distribute, license, acquire or produce will be successful since the revenues derived from the production and distribution of a motion picture depend primarily upon its acceptance by the public, which cannot be predicted. The revenues derived also may not necessarily correlate to the production or distribution costs incurred. A motion picture's commercial success also depends upon the quality and acceptance of other competing films released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Therefore, there is a substantial risk that some or all of the motion pictures or other programs that we release, distribute, license, acquire or produce will not be commercially successful, resulting in costs not being recovered or anticipated profits not being realized. Additionally, forecasting film revenue and associated gross profits from our films prior to release is extremely difficult and may result in significant write-offs.

There are significant risks associated with the motion picture industry.

The completion and commercial success of a motion picture is extremely unpredictable, and the motion picture industry involves a substantial degree of risk. Each motion picture is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable. The completion and commercial success of a motion picture also depends upon other factors, such as:

•	talent and crew availability,

•	financing requirements,

•	distribution strategy, including the time of the year and the number of screens on which it is shown,

•	the number, quality and acceptance of other competing films released into the marketplace at or near the same time,

•	critical reviews,

•	the availability of alternative forms of entertainment and leisure time activities,

•	piracy and unauthorized recording, transmission and distribution of motion pictures,

•	general socioeconomic conditions and political events,

•	weather conditions, and

•	other tangible and intangible factors.

13

All of these factors can change and cannot be predicted with certainty. In addition, motion picture attendance is seasonal, with the greatest attendance typically occurring during the summer and holidays. The release of a film during a period of relatively low theater attendance is likely to affect the film’s box office receipts adversely.

Domestic theatrical distribution is very competitive and dominated by major studio distributors.

Domestic theatrical distribution is very competitive. A substantial majority of the motion picture screens in the United States typically are committed at any one time to between 10 and 15 films distributed nationally by major studio distributors that can command greater access to available screens. Although some theaters specialize in exhibiting independent motion pictures and art-house films, there is intense competition for screen availability for these films as well. The number of motion pictures released theatrically in the United States also has increased in recent years, which has increased competition for exhibition outlets and audiences.

Piracy of motion pictures, including digital and Internet piracy, may decrease revenue received from the exploitation of our films.

Motion picture piracy is extensive in many parts of the world and is made easier by technological advances and the conversion of motion pictures into digital formats, which facilitates the creation, transmission and sharing of high-quality unauthorized copies of motion pictures in theatrical release, on videotapes and DVDs, from pay-per-view through set top boxes and other devices and through unlicensed broadcasts on free TV and the Internet. The proliferation of unauthorized copies and piracy of these products has an adverse effect on our business because these products reduce the revenue we receive from our legitimate products. Unauthorized copying and piracy are prevalent in territories outside of the U.S., Canada and Western Europe and in countries where we may have difficulty enforcing our intellectual property rights. The U.S. government has publicly considered implementing trade sanctions against specific countries that, in its opinion, do not make appropriate efforts to prevent copyright infringements of U.S. produced motion pictures. There can be no assurance, however, that voluntary industry embargoes or U.S. government trade sanctions will be enacted or, if enacted, effective. If enacted, such actions could impact the amount of revenue that we realize from the international exploitation of motion pictures depending upon the countries subject to such action and the duration and effectiveness of such action. If embargoes or sanctions are not enacted or if other measures are not taken, we may lose an indeterminate amount of additional revenue as a result of motion picture piracy.

We cannot predict the effect that rapid technological change or alternative forms of entertainment may have on us or on the motion picture industry.

The entertainment industry in general, and the motion picture industry in particular, continue to undergo significant changes, primarily due to technological developments, including developments in DVD formats, such as HI-DEF and Blue Ray, 4K HDR, and digital delivery. Due to rapid growth of technology and shifting consumer tastes, we cannot accurately predict the overall effect that technological growth or availability of alternative forms of entertainment may have on the potential revenue from and profitability of our films. In addition, certain outlets for the distribution of motion pictures may not obtain the public acceptance that is or was previously predicted. For example, while we may benefit from the rapid growth in the DVD market, we cannot be assured that such growth will continue, or that other developing distribution channels, such as video-on-demand, will be accepted by the public or that, if they are accepted by the public, we will be successful in exploiting such channels. Moreover, to the extent that other distribution channels gain popular acceptance, it is possible that demand for existing delivery channels, such as DVDs, will decrease. If we are unable to exploit new delivery channels to the same extent that we have exploited existing channels, our business, results of operations or financial condition would be materially adversely affected.

14

Since we may require additional funds before we can complete our film, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will complete our film.

Since we are not generating revenues, we may need to raise additional capital through either equity or debt financings in order to continue operations and complete our film. We have no identifiable source of such funds and cannot guarantee that any source will develop in the near future. General overhead and administrative costs will be incurred by us during this period, which means any delay would also increase our expenses and reduce your potential return. If we do not have an additional source of operating capital and we are unable to complete the post production and marketing of our film, our ability to continue our business will be compromised and we may be forced to either significantly curtail our operations or shut down altogether.

The distribution of our film could be affected by rating restrictions that would limit its marketability and accessibility to wider audiences, thus reducing our ability to generate revenues from its distribution.

Because our film contains mature themes, it may be subject to ratings restrictions and censorship, which would reduce our ability to commercialize our film.  Certain agreements we plan to obtain, including agreements with distribution companies, may be contingent upon our film ultimately receiving a rating classification from the Motion Picture Association of America, or MPAA, that is no more restrictive than PG.

We intend to produce our film in such a manner that it will receive a PG rating. However, our film contains mature themes, and it is difficult to predict how the MPAA will classify our film. If our film is unable to obtain a rating less restrictive than PG-13, then marketing and advertising support from the distributor may be reduced, resulting in fewer distribution venues and thus a smaller audience.

In addition, censors in certain foreign jurisdictions might find elements of our film to be objectionable. We may be forced to make revisions before exhibiting our film in these jurisdictions, further adding to our expenses. The release of our film in certain jurisdictions may be denied regardless of revisions. These occurrences would reduce our international revenues.

We face competition for a finite amount of domestic and foreign markets from existing independent feature film production companies. Almost all of our competitors have greater financial and other resources than we have.

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of leisure entertainment. We will be competing with the major film studios that dominate the motion picture industry. Some of these companies include: News Corporation's Twentieth Century Fox; AOL Time Warner's Warner Bros. including Turner, New Line Cinema and Castle Rock Entertainment; Viacom's Paramount Pictures; Vivendi Universal's Universal Studios; Sony Corp.'s Sony Pictures including Columbia and TriStar; Walt Disney Company's Buena Vista, Touchstone and Miramax and Metro-Goldwyn-Mayer including MGM Pictures, UA Pictures, Orion and Goldwyn. We will also compete with numerous independent motion picture production companies, television networks, and pay television systems, for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Nearly all of the companies we will compete with are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements.  In addition, our film will compete for audience acceptance with motion pictures produced and distributed by other companies. Our success is dependent on public taste, which is both unpredictable and susceptible to rapid change.

In order to be competitive, we must create a motion picture of aesthetic and narrative quality comparable to the films of the major film studios that appeals to a wide range of public taste both in the United States and abroad. Also, we plan on exploiting similar methods of distribution available to motion pictures. If we are unable to effectively compete with either the smaller or larger competition, our ability to earn revenue will be compromised and we may have to cease doing business. As a result, investors in us could lose their entire investment.

15

The Company’s competitors are rapidly changing and may be well capitalized and financially stronger. Our competitors could reproduce the company’s business model without significant barriers to entry.

If consumers spend less on entertainment-related goods and services, we may have difficulty generating revenues and becoming profitable.

Our business opportunities are directly dependent upon the level of consumer spending on entertainment products and other related products, a discretionary spending item. In addition, our success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. Consumer spending in general or spending in the entertainment market in particular may decline, which would likely have a direct effect on our ability to generate revenues.

Our success is primarily dependent on audience acceptance of our film, which is extremely difficult to predict and therefore inherently risky.

We cannot predict the economic success of our motion pictures because the revenue derived from the distribution of our motion picture (which does not necessarily bear any correlation to the production or distribution costs incurred) depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a motion picture also depends upon the public’s acceptance of competing films, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

In general, the economic success of a motion picture is dependent on its domestic theatrical performance, which is a key factor in predicting revenue from other distribution channels and is largely determined by our ability to produce content and develop stories and characters that appeal to a broad audience and the effective marketing of the motion picture. If we are unable to accurately judge audience acceptance of our film content or to have the Film effectively marketed, the commercial success of the Film will be in doubt, which could result in costs not being recouped or anticipated profits not being realized. Moreover, we cannot assure you that our film will generate enough revenue to offset its distribution and marketing costs, in which case we would not receive any gross receipts for such film.

The costs of producing and marketing feature films have steadily increased and may increase in the future, which may make it more difficult for a film to generate a profit or compete against other films. The production and marketing of theatrical feature films requires substantial capital and the costs of producing and marketing feature films have generally increased in recent years. These costs may continue to increase in the future, which may make it more difficult for our films to generate a profit or compete against other films. Historically, production costs and marketing costs have risen at a rate faster than increases in either domestic admissions to movie theaters or admission ticket prices. A continuation of this trend would leave us more dependent on other media, such as home video, television, international markets and new media for revenue.

We compete for audiences based on a number of factors, many of which are beyond our control.

Prior to the COVID-19 pandemic, there was a general increase in movie theater attendance, the number of animated and live-action feature films released by competitors, particularly the major U.S. motion picture studios, may create an oversupply of product in the market, and may make it more difficult for our film to succeed. Oversupply of such products may become most pronounced during peak release times, such as school holidays, national holidays and the summer release season, when theater attendance has traditionally been highest. Although we may seek to release our film during peak release times, we cannot guarantee that we will be able to release all of our films during those times and, therefore, may miss potentially higher gross box-office receipts. In addition, a substantial majority of the motion picture screens in the U.S. typically are committed at any one time to only 10 to 15 films distributed nationally by major studio distributors. If our competitors were to increase the number of films available for distribution and the number of exhibition screens remained static, it could be more difficult for us to release our film during an optimal release period.

16

Further, theatrical movies releases and attendance has decreased where some films that were set to be released in movie theatres are now being directly released on streaming platforms like HBOMAX, Amazon Prime, and Netflix. Our films may only be released on a streaming platform which could decrease the amount of revenue generated by such films.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, other than the film “The Man in the White Van”, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in entertainment equity, loans, debt securities and other entertainment-related assets. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our management to select suitable and successful investment opportunities. Furthermore, our management will have broad discretion in implementing policies regarding borrower’s creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

We may change our targeted investments and investment guidelines without shareholder consent.

Our management may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and entertainment market fluctuations, all of which could adversely affect the value of our common shares.

If we do not successfully obtain a completion bond on the entertainment properties

We expect the entertainment production budgets we invest in to be significantly smaller than that of a typical entertainment industry investment, with that said our CEO may or may not obtain a completion bond for the investment. If the Company does not obtain a completion bond there is a risk that the entertainment investment may not be completed. This could involve significant time and expense and may significantly delay or prevent the achievement of our business objectives and adversely impact the ability of our CEO to successfully manage our operations and our portfolio of investments.

Our entertainment property/film may not succeed if it receives unfavorable reviews.

The financial success of our entertainment property, in large measure, depends on the reaction of the public, which is often influenced by professional reviewers or critics for newspapers, television and other media. It is impossible to judge in advance what the reaction of these reviewers and critics will be to the entertainment property. To the extent that our entertainment property receives unfavorable reviews from these reviewers and critics, its chances of success may be substantially diminished.

Our entertainment property/film will be subject to the risks associated with its distribution.

The success of any distribution activities will depend on a number of factors over which our management will have little or no control. Even if our entertainment property is sold in all territories (both domestic and foreign), there can still be no assurance that our entertainment property will succeed on an economic level. Distribution agreements generally give a distributor significant flexibility in determining how the entertainment property will be exhibited. No assurance can be given that a distributor will not limit the entertainment property’s run, limit the territories in which the entertainment property is exhibited or otherwise fail to actively promote the entertainment property to the public. Any such action by the distributor could have a material adverse effect on the economic success of the entertainment property and revenues received.

17

We may not be able to attract distributors, which could significantly harm the Company’s business.

Currently we do not have distribution for our entertainment property, but it is our plan to arrange for said distribution. Yet no assurance can be given that an agreement with any distributor will ever be entered into or, if entered into, it will be on terms advantageous for us. If we are unable to attract distributors to distribute our entertainment property we may distribute our entertainment properties through other alternative means of distribution. This may have a material adverse effect on the economic success of the entertainment property and revenues received.

Our entertainment property/film may infringe the intellectual property rights of others, and resulting claims against the Company could be costly and require the Company to enter into disadvantageous license or royalty agreements.

Although we expect all entertainment properties to be an original work, third parties may claim that the entertainment property infringes on their intellectual property rights. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could be time-consuming, result in costly litigation, divert resources and management’s attention, cause production delays or require the us to enter into royalty or license agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. In the event of a successful claim of infringement against us and our failure or inability to license the infringed rights, our business, operating results and financial condition would be materially and adversely affected. Even if a claim of infringement against us is unsuccessful, legal fees incurred in defending the infringement claim likely would cause material harm to us and our financial condition, and reduce the amount of net proceeds and cash available for distribution to investors.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of the units consisting of common stock and warrants will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase units. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our company could lose their investment in us. Furthermore, investors who subscribe for units in the earlier stages of the offering will assume a greater risk than investors who subscribe for units later in the offering as subscriptions approach the maximum amount.

18

We determined the price of the Units arbitrarily.

The offering price of the units each containing 3 Shares of Common Stock and 3 warrants has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the units is the fair market value of the units or that investors will earn any profit on them.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 900,000,000 shares of common stock. We have issued and outstanding, as of March 31, 2023, 42,560,615 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

While we are attempting to generate sufficient revenues, our cash position may not be enough to support our daily operations.

Management intends to raise additional funds by way of a public offering or additional private offerings, by the exercise of outstanding warrants, or by alternative methods. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company has no revenue for the quarter ended March 31, 2023. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

19

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

Risks Related to Our Investments

The entertainment and tax credit loans we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

The entertainment and tax credit loans are secured by state tax credit rebates and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by state tax rebate or credit typically is dependent primarily upon the successful operation of such entertainment production rather than upon the existence of independent income or assets of the borrower. If the state tax rebates or credit is reduced or discontinued, the borrower’s ability to repay the loan may be impaired and can be affected by, among other things: changes in laws that increase production expenses or limit tax reimbursement that may be awarded, changes in national, regional or local economic conditions and/or specific entertainment industry segments, declines in regional or local real estate values, and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under an entertainment and tax credit loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the entertainment and tax credit loans that we originate will be fully or substantially non-recourse. In the event of a default by a borrower on a non- recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our entertainment and tax credit loans and the underlying asset collateralizing the entertainment and tax credit loan is insufficient to satisfy the outstanding balance of the entertainment and tax credit loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior lending secured by income-producing assets because the investment may become unsecured as a result of a gap in financing the entertainment property by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment.

20

Our majority-owned subsidiaries will be subject to the specific risks relating to the particular subsidiary.

A significant portion of our portfolio may consist of majority-owned subsidiaries owning entertainment assets. Such investments may be subordinate to debt financing. We may have rights to receive a preferred economic return with respect to these investments. These investments will involve special risks relating to the particular subsidiary, including the financial condition and business outlook of the subsidiary. To the extent these investments are subordinate to debt financing, they will also be subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the subsidiary to reinvest any redemption proceeds in lower yielding assets, (v) the possibility that earnings of the subsidiary may be insufficient to meet any distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the subsidiary during periods of rising interest rates and economic downturn. As a result, we may not recover some or all of our capital, which could result in losses.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating or entertainment production history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

Changes in interest rates and/or credit spreads could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

We will invest in fixed-rate debt investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. We may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Some of our investments maybe illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of some of our investments may make it difficult for us to sell such investments if the need or desire arises. The mezzanine loans, and entertainment loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. In addition, some of the entertainment-related debt securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market. As a result, we expect some of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

21

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets’ declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, and increases in voluntary prepayments for those investments that we may be subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments may be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition and origination of assets with many other companies, other equity and debt funds, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors that may have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

22

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of an entertainment property is highly subjective and may be subject to error. Our management will value our potential investments based on yields and risks, taking into account estimated future losses on the entertainment and tax credit loans and entertainment equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

We are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountant does not have a third party reviewing the accounting. Our accountant may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting in misstated financial statements.

Changes in the Economy Could Have a Detrimental Impact on the Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Our management has limited experience operating a company and is subject to the risks commonly encountered by early-stage companies.

Although management of E Med Future, Inc. has experience in operating small companies, current management has not had to manage expansion of a company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks those fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

23

We have limited operational history in the entertainment industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the entertainment industry, which is a rapidly transforming industry. There is no guarantee that our products or services will remain attractive to potential and current users as this industry undergoes rapid changes, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as an ongoing concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically our CEO, Gary Kompothecras. We have an Employment Agreement in place with Mr. Kompothecras. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

Our key employee, Mr. Gary Kompothecras has very limited experience in the entertainment industry.

Our Chief Executive Officer, Mr. Kompothecras, has very limited experience in the entertainment industry. For this reason, he may have difficulty in establishing and running an entertainment investment business, including acquiring projects, controlling expenses, and generating revenues. He may have difficulty in hiring and supervising our employees. While the Company plans on hiring trained staff and consultants who will be able to oversee the financing and production of motion pictures, there is no assurance that Mr. Kompothecras will be able to manage them.

24

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of producing motion pictures. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established movie studios. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the entertainment industry.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

25

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our products; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salesperson; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

26

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Kompo Family Company, LLC, through its ownership of the Company’s Special 2021 Series A Convertible Preferred Stock, can effectively control the Company

The Kompo Family Company, LLC (“Kompo”), is the owner of all of the outstanding shares of the Company’s Special 2021 Series A Preferred Stock. Kompo is 100% owned and controlled through various trusts by the children of the Company’s CEO, Gary Kompothecras. Special 2021 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Kompo possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Kompo’s ownership and control of Special 2021 Series A Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Kompo’s ownership and control of Special 2021 Series A Preferred gives it the control of 60% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

27

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 10,000,015 shares of Preferred Stock authorized. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

28

Stockholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to obtain funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

We may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a company such as ours, and as a result, projections may not be made timely or set at expected performance levels, and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

29

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files report under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

30

A significant number of shares of our common stock are subject to issuance upon exercise of the outstanding warrants, which upon such exercise may result in dilution to our security holders.

Outstanding warrants to purchase an aggregate of 240,000,000 shares of our common stock are exercisable at a price of $.03 per share. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Because directors and officers currently and for the foreseeable future will continue to control E Med Future, Inc., it is not likely that you will be able to elect directors or have any say in the policies of E Med Future, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of E Med Future, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such a significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

31

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

32

USE OF PROCEEDS

______

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $100,000.00. Management prepared two (2) milestones based on four levels of offering raise success including and not including the exercise of the warrants:

1). 25% of Units and the exercise of warrants of the Maximum Offering proceeds raised ($3,000,000), 50% of Units and the exercise of warrants of the Maximum Offering proceeds raised ($6,000,000), 75% of Units and the exercise of warrants of the Maximum Offering proceeds raised ($9,000,000) and 100% of Units and the exercise of warrants of the Maximum Offering proceeds raised of ($12,000,000) through the offering.

2) Milestone NOT including the exercise of warrants with 25% of the Maximum Offering Unit proceeds raised ($1,200,000), 50% of the Maximum Offering Unit proceeds raised ($2,400,000), 75% of the Maximum Offering Unit proceeds raised ($3,600,000) and 100% of the Maximum Offering Unit proceeds raised of ($4,800,000) through the offering

Although we have no minimum offering, we have calculated the use of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	25% Units Sold and Warrants Exercised	50% Units Sold and Warrants Exercised	75% Units Sold and Warrants Exercised	100% Units Sold and Warrants Exercised
Film Investment, Development and Production	$1,600,000	$4,000,000	$6,200,000	$8,400,000
Professional fees	200,000	350,000	400,000	500,000
Salaries	300,000	400,000	500,000	750,000
Public company expenses	100,000	150,000	200,000	250,000
Brand Development and Marketing	300,000	400,000	600,000	1,000,000
Working Capital	400,000	600,000	1,000,000	1,000,000
TOTAL	$2,900,000	$5,900,000	$8,900,000	$11,900,000

	25% Units Only Sold	50% Units Only Sold	75% Units Only Sold	100% Units Only Sold
Film Investment, Development and Production	$460,000	$1,210,000	$2,000,000	$3,000,000
Professional fees	50,000	100,000	150,000	200,000
Salaries	240,000	240,000	300,000	300,000
Public company expenses	100,000	100,000	150,000	150,000
Brand Development and Marketing	150,000	350,000	500,000	600,000
Working Capital	100,000	300,000	400,000	450,000
TOTAL	$1,100,000	$2,300,000	$3,500,000	$4,700,000

33

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

34

DILUTION

_____

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution to existing shareholders

A development stage company typically sells its shares (or grants options exercisable for its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

Purchasers of our common stock in this Offering will experience an immediate increase of net book value per share from the public offering price. Dilution or increase in net book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net book value per share immediately after this Offering. Our net book value as of March 31, 2023 was $2,335,000 or $0.0548 per share based on 42,560,615 outstanding shares of Common Stock as of the date of this Offering Circular. Net book value per share equals the amount of our total assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

If the Maximum Offering, at an offering price of $0.06 per Unit and Warrants are exercised, is sold in this Offering, our pro forma adjusted net book value at March 31, 2023 would be approximately $14,335,000 or $0.0274 per share based on 522,560,615 outstanding shares of Common Stock. This amount represents an immediate dilution in pro forma net book value of $0.0274 per share to our existing stockholders at the date of this Offering Circular.

The following table illustrates the per share dilution/increase to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (before our estimated offering expenses of $100,000):

Updated dilution schedule:

Units Sold and Warrants Exercised
Percentage of shares offered that are sold	100%	75%	50%	25%

Net Value	$12,000,000	$9,000,000	$6,000,000	$3,000,000
# Total Shares	480,000,000	360,000,000	240,000,000	120,000,000
Net Book Value Per Share	$0.0250	$0.0250	$0.0250	$0.0250

Pro-Forma Adjusted Net Book Value
Percentage of shares offered that are sold	100%	75%	50%	25%

Net Value	$14,335,000	$11,335,000	$8,335,000	$5,335,000
# Total Shares	522,560,615	402,560,615	282,560,615	162,560,615
Net Book Value Per Share	$0.0250	$0.0250	$0.0250	$0.0250
Increase in NBV/Share	$0.0024	$0.0032	$0.0045	$0.0078
Adjusted NBV/Share	$0.0274	$0.0282	$0.0295	$0.0328

35

DISTRIBUTION

______

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Reliance on Rule 3a4-1 under the Securities Exchange Act of 1934

Our officers are relying upon SEC Rule 3a4-1 under the Securities Exchange Act of 1934. The officers of the Company will not be deemed to be brokers solely by reason of their participation in the sale of the securities. The officers are not subject to a statutory disqualification; and they will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and are not at the time of their participation an associated person of a broker or dealer. They will perform substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities. They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months. They will not participate in selling an offering of securities for any issuer more than once every 12 months. They will restrict their participation to any one or more of the following activities: (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in an Offering Statement filed  under the Securities Act of 1933 or other offering document; or (c) performing ministerial and clerical work involved in effecting any transaction.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by our Board of Directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

36

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

37

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Separability of the Units

Each Unit consists of three common shares and three Class A Warrants, which may be immediately separated at the option of the Unit holder. Any Units that have not been separated 365 days from the closing date of the offering will automatically separate into their common and warrant components.

We will have the unrestricted right to reject tendered subscriptions for any reason. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards.

The purchase price for the Units will be payable in full upon subscription. We have no required minimum offering amount for this offering and therefore there is no escrow agent.

38

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had no revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months, based on the successful completion of the entire offering amount. The Company will complete the motion picture the Man in the White Van and obtain distribution for the film which could generate revenues for the Company. Company management is constantly reviewing film scripts in anticipation of investing in/producing other motion pictures. As a result, the Company has invested $100,000 in the independent film “Rear View Mirror” expected to be completed by summer 2023.

The Company expects to increase the number of employees at the corporate level.

Financial Statements for the periods prior to March 31, 2023.

The expenses since inception relate to the old business, and are not in any way related to the new business operations going forward. Until EMDF has positive cash flow, the expenses of the new business will be paid for using funds from the Regulation A offering.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the completion, delivery and distribution of our film “the Man in the White Van” and other commercial films. These include expenses related to developing commercial films, marketing, and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

39

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we may be exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

40

BUSINESS

______

Summary

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company, the Corporation, “Acem Holdings, Inc.”, “XL Rent, Inc.” and/or “E Med Future, Inc.” was incorporated as Micro-Economics, Inc. on March 14, 1990, under the laws of the State of Nevada.

On January 13, 2021, Synergy Management Group LLC, was appointed custodian of the Corporation pursuant to the order granting application for appointment of Synergy Management Group LLC in District Court, Clark County Nevada.

On January 13, 2021, Synergy Management Group LLC, as Custodian of XL Rent, Inc. / E Med Future, Inc. adopted a resolution that designated a class of stockholders’ equity as “Special 2021 Series A Preferred Stock” (hereinafter referred to as “Special 2021 Series A Preferred Stock”), par value $.001 per share. The number of authorized shares of 2021 Series A Preferred Stock is fifteen (15) shares. The Special 2021 Series A Preferred Stock has 60% voting rights over all classes of stock and shall convert into common shares at a conversion rate of 1 preferred into 10,000,000 shares of the Company’s common stock.

On January 21, 2021, the Company restated and amended its Articles of Corporation. The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000) of Common Stock, with a par value of $0.001 per share, and Ten Million and Fifteen (10,000,015) shares of preferred stock, with a par value of $0.001 per share. Fifteen (15) shares of the Preferred Stock has been designated as Special 2021 Series A Preferred Stock. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.

On February 22, 2021, Synergy Management Group LLC, as Custodian of XL Rent, Inc. / E Med Future, Inc., entered into a Securities Purchase Agreement (the “SPA”) with Kompo Family Company, a Florida limited liability company, to sell the Special 2021 Series A Preferred Stock for Eighty-Five Thousand ($85,000.00). Upon closing of the SPA on February 22, 2021, Kompo Family Company, LLC acquired 60% voting control of the Company.

On June 3, 2021, the Company filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada to change the Company’s name from XL Rent, Inc. to E Med Future, Inc.

On September 15, 2021, the Company restated and amended its Articles of Corporation. The aggregate number of shares that the Corporation will have authority to issue is Seven Hundred Fifty Million (750,000,000) of Common Stock, with a par value of $0.001 per share, and Ten Million and Fifteen (10,000,015) shares of preferred stock, with a par value of $0.001 per share. Fifteen (15) shares of the Preferred Stock has been designated as Special 2021 Series A Preferred Stock. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.

On October 7, 2021, the Board of Directors restated and amended the Company’s Articles of Incorporation to increase the Company’s authorized shares to Nine Hundred Million (900,000,000) of Common Stock, par value $0.001. The aggregate number of shares that the Corporation will have authority to issue is Nine Hundred Million (900,000,000) of Common Stock, with a par value of $0.001 per share, and Ten Million and Fifteen (10,000,015) shares of preferred stock, with a par value of $0.001 per share. Fifteen (15) shares of the Preferred Stock has been designated as Special 2021 Series A Preferred Stock. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.

On October 7, 2021, the Company entered into an agreement to acquire one hundred percent of the membership interests of BPLA, LLC and Brooksville Project, LLC from Gary and Elizabeth Kompothecras.

41

On May 31, 2022, the Company designated Four Million Five Hundred Thousand (4,500,000) shares of the Preferred Stock as Series B Preferred Stock. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.

On May 31, 2022, the Company finalized the agreement, entered into on October 7, 2021, to purchase one hundred percent (100%) of the membership interests of Brooksville Project, LLC (“Brooksville”) from Gary and Elizabeth Kompothecras for $2,250,000 of Company Series B Preferred Shares. The Company assumed all of the obligations, assignment of contracts and leases, all other liabilities and tangible and intangible assets of Brooksville including all rights, title and interest in and to the film properties. As a result of this transaction, Brooksville became a wholly-owned subsidiary of the Company including BPLA, LLC, (Brooksville was the sole member of BPLA, LLC).

The Company has been organized to finance and produce commercial films.

OVERVIEW

The Company finances independent motion pictures by providing funds directly to production companies, or by purchasing a script and completing the motion picture in-house. Previous funding was provided through o its wholly-owned subsidiaries.

Film Finance

E Med Future, Inc. is an independent entertainment company focused on the financing of premium motion picture content. The Company provides capital and strategic guidance to creative projects and companies operating throughout popular culture. The Company’s media practice works with filmmakers to guide every stage of creative packaging, providing direct capital investment for production, sales, distribution and licensing in order to maximize production quality and audience reach.  The company is developing a network of partners across every area of agency, management, capital and distribution to ensure that worthwhile projects and businesses receive the attention, momentum and resources they need to succeed.

The Company’s purpose is to develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment investments, between $100,000 and $5 million dollars per investment. We expect to use substantially all of the net proceeds from this offering to develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related production financing, equity investments, mezzanine loans, and participations in such financing and investments. We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets.

The Company intends to finance three to five films per year in order to build a marketable library of content.

The Company plans to partner with production companies that produce motion pictures at the lowest possible cost consistent with the high quality that the Company demands.

We will seek to create and maintain a diversified portfolio of entertainment investments that generate a modest income stream of attractive and consistent cash distributions, while obtaining growth and liquidity. Our focus on investing in equity and debt instruments will emphasize the payment of current & future returns to investors with an eye on preservation and growth of invested capital as one of our investment objectives. We will have emphasis on seeking long-term capital appreciation from our investments by building a marketable library of content.

We have no operating history as an entertainment company. As of May 31, 2022, the Company assumed all of the obligations, assignment of contracts and leases, all other liabilities and tangible and intangible assets of Brooksville. As a result of this transaction, Brooksville became a wholly-owned subsidiary of the Company including BPLA, LLC, whereas Brooksville was the sole member.

As of March 31, 2023, our total assets consist of $8,160,522 in cash and tangible and intangible assets.

42

This is a “blind pool” offering because we have not identified any investments to develop, produce, invest in, distribute, manage and structure with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

Market Opportunities

We believe that the near and intermediate-term market for investment in entertainment industry tax credit loans, entertainment industry equity investments, entertainment industry-related debt securities, and other entertainment industry or other motion picture related assets is compelling from a risk-return perspective. Given the prospect of moderate to high profit potential for motion pictures and entertainment investments, we favor a strategy weighted toward targeted equity investment alongside mezzanine and tax credit debt which maximize current income, with significant subordinate capital and downside structural protections. Since, returns typically associated with a single equity strategies are mostly “back-ended” and are dependent on asset appreciation, we believe that our duel equity and debt investment strategy, combined with the experience and expertise of our management team will provide opportunities to develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment investments with attractive current and accrued returns and strong structural features directly with entertainment production companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders. We believe the overall state of the domestic theatrical release window Post-Covid 19 is healthy, with receipts on an upward swing for feature films.

Independent Film Sector

The efforts of independent films have been generally well-received, as independent films have received a significant portion of critical acclaim and awards. This type of recognition greatly enhances their value, particularly in ancillary markets.

The filmmaking unions have responded to the increasing number of independent films by instituting low-budget versions of their basic agreements, thereby allowing independent producers to hire the same top-tier talent and technicians used by the major film studios, but at significantly lower rates.

Tax Credit Recoupment

Many states and foreign government jurisdictions offer industry producers lucrative payments in the form of tax refund or rebate that can amount to as much as 35% of the production costs. This standard financing method generally takes the form of a mezzanine or tax credit loan. Monies will be loaned to the production minus a fee percentage. Upon completion of filming, the funds are then recouped from the government jurisdictions, thereby offsetting investment exposure by as much as 35%.

Presales

We will seek to use the standard industry practice for high level producers and take assets to distribution markets and presale to distributors in foreign territories for a small upfront fee. These payments from known distributors have the potential to offset the investment risk exposure by as much as 25%.

AGREEMENTS

Man in White Van Production Services Agreement

On March 5, 2021, Gary Kompothecras (the Company CEO), Brooksville Project, LLC (“BPL”) and Legion M Entertainment, Inc. (“Legion M”) (together, the “Parties”) entered into a production service agreement (the “Production Agreement”) concerning the production and distribution of the motion picture titled the Man in the White Van written by Warren Skeels and Sharon Y. Cobb (the “Picture”). On July 13, 2021 BPLA, LLC (“BPLA”) was formed as a Louisiana Limited Liability Company in order to take advantage of certain film tax credits available in Louisiana. The Production Agreement with Legion M and BPL was amended to reflect Legion M services and ability to bind BPL be limited to BPLA and no longer extended to BPL. BPLA became the production company for the Picture.

43

Gary and Beth Kompothecras are the members of BPL and the sole members of BPLA. BPLA is the production company for the production of the Picture. The Parties agree that Legion M will become the Manager of BPLA and manage the production of the Picture. Legion M will also be responsible for obtaining distribution for the Picture.

Securities Purchase Agreement

On February 22, 2021, the Synergy Management Group, LLC (“Synergy”) and the Kompo Family Company, LLC (“Kompo”) entered into a securities purchase agreement (the “SPA”) in which Kompo purchased from Synergy fifteen (15) shares of the Special 2021 Series A Preferred Shares (the “Series A Preferred”) of XL, Rent, Inc., a Nevada corporation (“XL Rent”) trading under the symbol “EMDF”). Each share of Series A Preferred converted 1 to 10,000,000 common shares of XL Rent. The purchase price for the 15 shares of Series A Preferred was $85,000.00.

The Kompo Family Company, LLC is 100% owned through various trusts by the children of the Company’s CEO, Gary Kompothecras.

Brooksville Project, LLC Membership Interest Business Purchase Agreement

On October 7, 2021, the Company entered into an agreement to purchase one hundred percent (100%) of the membership interests of Brooksville Project, LLC (“Brooksville”) from Gary and Beth Kompothecras. Brooksville Project, LLC was created as a single purpose production services entity for the production and commercially exploitation of the motion picture “Man In The White Van”.

On May 31, 2022, the Company finalized the agreement, entered into on October 7, 2021, to purchase one hundred percent (100%) of the membership interests of Brooksville Project, LLC (“Brooksville”) from Gary and Elizabeth Kompothecras for $2,250,000 of Company Series B Preferred Shares. The Company assumed all of the obligations, assignment of contracts and leases, all other liabilities and tangible and intangible assets of Brooksville including all rights, title and interest in and to the film properties. As a result of this transaction, Brooksville became a wholly-owned subsidiary of the Company including BPLA, LLC, whereas Brooksville was the sole member.

Investment Company Act Considerations

The Company intends to conduct our operations so that neither we, nor any of our subsidiaries, are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Company anticipates that we will hold entertainment and entertainment-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

The Company intends to use substantially all of the net proceeds of this offering to develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment investments, through the use of loans, including mezzanine loans, and equity investments in motion picture industry films, television and new media. We may also invest in entertainment industry-related debt securities, tax credit financing and other motion picture industry-related assets.

44

The Company will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The securities issued by any wholly-owned or majority-owned subsidiary that the Company may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of our company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

The Company believes that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to the entertainment industry. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.”

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

45

Facilities

We occupy rented offices at 4054 Sawyer Road, Sarasota, FL 34233. We are working to secure other facilities.

Employees

As of March 31, 2023, we had two full-time and four part-time employees including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Our full-time employees have entered into an agreement with us requiring them not to compete or disclose our proprietary information. Neither employee is represented by a labor union. We believe that relations with these employees to be excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

Motion picture and television piracy is extensive in many parts of the world, including South America, Asia and certain Eastern European countries, and is made easier by technological advances and the conversion of content into digital formats. This trend facilitates the creation, transmission and sharing of high-quality unauthorized copies of content on packaged media and through digital formats. The proliferation of unauthorized copies of these products has had and will likely continue to have an adverse effect on our business, because these products may reduce the revenue we receive from our products. Our ability to protect and enforce our intellectual property rights is subject to certain risks and, from time to time, we encounter disputes over rights and obligations concerning intellectual property. We cannot provide assurance that we will prevail in any intellectual property disputes.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

46

MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of March 31, 2023:

Name and Principal Position	Age	Term of Office	Approximate hours per week
Gary Kompothecras, Chief Executive Officer, President and Director	63	October 2021 to October 2023	30

Gary Kompothecras – CEO, President and Director

Dr. Gary Kompothecras has been the Chief Executive Officer, President and Member of the Board of Directors of E Med Future, Inc. since February 2021.

Dr. Gary Kompothecras is a highly accomplished, result-driven professional with more than 25 years of business experience, including extensive work in raising capital (equity and debt), Dr. Kompothecras is an entrepreneur of many successful endeavors who has been dedicated to the betterment of the great State of Florida. Dr. Kompothecras possesses the ability to manage and bring together under one umbrella a highly diverse group of individuals, with equally diverse skill sets, with varied interests to accomplish a common business or public interest goal. His successes include Physician’s Group, LLC, a Joint Commission accredited multidisciplinary/multispecialty medical group with over 40 facilities and currently employing over 400 Floridians. Dr. Kompothecras other successes include the creation and branding of 1-800-Ask Gary®; and a growing investment in Florida tourism with the acquisition of a hotel and resort properties. Dr. Kompothecras is a philanthropist who has constantly and generously supported organizations assisting Floridians in need of assistance. He is a tireless champion fighting the causes of autism. Dr. Kompothecras has a proven record of successful navigation of financial markets, managing international trade, and being an innovator in health care management.

Dr. Kompothecras is currently the President & Chief Executive Officer of Physicians Group, LLC (“Physicians”), a multi-specialty group practice specializing in the care and treatment of motor vehicle accident victims. Mr. Kompothecras has been employed by Physicians since 1996. Currently the company employs approximately 520 employees, 420 of which live and work in Florida.

Prior to Physicians, Dr. Kompothecras had held positions with financial service firms that offered wealth management, investment banking and asset management to its clients.

Dr. Kompothecras obtained a Bachelor of Arts in Marketing from University of South Florida in Tampa, Florida.  He earned his Doctor of Chiropractic from Life University in Marietta, Georgia.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities other than the ownership of shares by the Kompo Family Company, LLC (“Kompo Company”). Gary Kompothecras, the Company’s CEO, formed the Kompo Company for the benefit of his children. The Kompo Company owns and controls 15 shares of the Special 2021 Series A Preferred. Special 2021 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Each share of Series A Preferred Stock is convertible into ten million (10,000,000) shares of the common stock of the Company.

47

EXECUTIVE COMPENSATION

______

Employment Agreements

On October 1, 2021, Mr. Kompothecras entered into an employment agreement with the Company for a term of two years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. Mr. Kompothecras will receive an annual base salary of $100,000.00. Mr. Kompothecras salary will increase to $120,000.00 annually, if the Company raises $1,000,000.00 in capital funding. Mr. Kompothecras is also eligible to participate in any bonus pools established by the Company.

The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. Each employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended March 31, 2023:

Name and Principal Position	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation

Gary Kompothecras, CEO, President and Director	$0.00			$0.00

Total	$0.00			$0.00

48

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

______

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $10,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Gary Kompothecras has formed the Kompo Family Company, LLC (“Kompo Company”) for the benefit of his children. The Kompo Company owns and controls 15 shares of the Special 2021 Series A Preferred. Special 2021 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Each share of Series A Preferred Stock is convertible into ten million (10,000,000) shares of the common stock of the Company.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors except Gary Kompothecras has made loans into the company’s wholly-owned subsidiaries Brooksville Project, LLC and BPLA, LLC to fund film production of the Man In The White Van. Further, Gary Kompothecras has formed the Kompo Family Company, LLC (“Kompo Company”) for the benefit of his children. The Kompo Company owns and controls 15 shares of the Special 2021 Series A Preferred. Special 2021 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Each share of Series A Preferred Stock is convertible into ten million (10,000,000) shares of the common stock of the Company.

On May 31, 2022, the Company finalized the agreement, entered into on October 7, 2021, to purchase one hundred percent (100%) of the membership interests of Brooksville Project, LLC (“Brooksville”) from Gary and Elizabeth Kompothecras for $2,250,000 of Company Series B Preferred Shares. The Company assumed all of the obligations, assignment of contracts and leases, all other liabilities and tangible and intangible assets of Brooksville including all rights, title and interest in and to the film properties. As a result of this transaction, Brooksville became a wholly-owned subsidiary of the Company including BPLA, LLC, whereas Brooksville was the sole member.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of two years. Pursuant to these employment agreements, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. The employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

49

Legal/Disciplinary History

None of E Med Future, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of E Med Future, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of E Med Future, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of E Med Future, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of a single member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Share Purchase Warrants

None before this offering, see description of securities section for Class A Warrant description.

50

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of March 31, 2023 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 42,560,615 shares of common stock deemed to be outstanding as of March 31, 2023 and assumes all shares offered are sold.

Name of Officer/Director or Control Person	Preferred Stock	Common Stock (as converted)	Percentage of Common Stock Outstanding on March 31, 2023 (1)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (2)
Gary Kompothecras (3)	4,500,015	195,000,000	82	27

(1) Based on a total of 42,560,615 shares of Common Stock or a total of 237,560,615 as converted and outstanding as of March 31, 2023.

(2) Assumes all shares offered are sold. Based on a total of 522,560,615 shares of Common Stock or a total of 717,560,615 as converted and outstanding.

(3) Gary Kompothecras has formed the Kompo Family Company, LLC (“Kompo Company”) for the benefit of his children. The Kompo Company owns and controls 15 shares of the Special 2021 Series A Preferred. Special 2021 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Each share of Series A Preferred Stock is convertible into ten million (10,000,000) shares of the common stock of the Company. Additionally, Mr. Kompothecras owns 4,500,000 Series B Preferred Shares convertible into ten (10) shares of the common stock of the Company.

CAPITALIZATION

Class of Stock	Par Value	Authorized	Stock Outstanding as of March 31, 2023	Common Stock Outstanding assuming all shares offered are sold	Notes
Preferred Stock	0.001	10,0000,015	4,500,015		15 Shares Special 2021 Series A Preferred and 4,500,000 Series B Preferred Shares
Common Stock	0.001	900,000,000	42,560,615	522,560,615

51

DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 900,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 10,000,015 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Nevada Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

52

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Existing Preferred Stock

Designations, Preferences, Rights and Limitations

Of Special 2021 Series A Preferred Stock

Designation and Number of Shares. 15 shares of Special 2021 Series A Preferred Stock have been authorized with a $0.001 par value per share (the “Series A Preferred Stock” or “Series A Preferred Shares “). There are fifteen (15) shares of Series A Preferred Stock outstanding.

Voting. Except as otherwise required by law, the Corporation’s Articles of Incorporation or Nevada statutes, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 60% which is allocated to the outstanding shares of Series A Preferred Stock.

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges or rights of the Series A Preferred Stock, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a class, as to changes affecting the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends and shall not participate in any proceeds available to the Corporation’s shareholders upon liquidation, dissolution or winding up of the Corporation.

53

Restriction on Changes. The Corporation shall not: (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock; or (b) by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any other items to be observed or performed by the Corporation hereunder. The Corporation shall, in good faith, undertake all actions to protect the holders of the Series A Preferred rights against impairment.

Conversion Rights. Each share of Series A Preferred Stock shall be convertible into ten million (10,000,000) shares of Common Stock of the Company at the option of the holder. Conversion is a right and is not required.

Designations, Preferences, Rights and Limitations

Of Series B Preferred Stock

Designation and Number of Shares. 4,500,000 shares of Series B Preferred Stock have been authorized with a $.0.001 par value per share (the “Series B Preferred Stock” or “Series B Preferred Shares”). There are 4,500,000 shares of Series B Preferred Stock outstanding.

Voting. Each outstanding share of Series B Preferred Stock shall be entitled to Ten (10) votes per share on all matters to which the shareholders of the Company are entitled or required to vote.

Dividends. In each calendar year, the holders of the then outstanding Series B Preferred Stock, as converted, shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefore, noncumulative dividends in an amount equal to any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend).

Restriction on Changes. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including amending this Certificate of Designation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions to protect the holders of Series B Preferred Stock against impairment. This provision shall not restrict the Company from amending its Articles of Incorporation in accordance with the Revised Statutes of the state of Nevada and the terms hereof

Conversion Rights. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time after one (1) year from the issuance of such share, into Ten (10) shares of Common Stock of the Company.

NOTE: Our Units in this Offering constitute shares and warrants. We also shall allow the Units to be separated into the components of shares and warrants, and if separated will no longer be a “Unit.”

Warrants

We currently have authorized a class of warrants, Class A, to be issued as part of this Offering. The basic provisions of the Class A warrants are as follows:

Class A Warrants Included in Units Issuable in this Offering

The Warrants to be issued as part of this Offering will be designated as our “Class A” Warrants. These Warrants will be separately transferable following their issuance and through their expiration two (2) years from the date of issuance. Each Warrant will entitle the holder to purchase one share of our common stock at an exercise price of $0.03 per Warrant through its expiration. There is no public trading market for the Warrants and there can be no assurances that one will develop. The common stock underlying the Warrants, upon issuance, will also be traded on the Over the Counter (OTC) Market under the symbol ‘EMDF.’

54

All Warrants that are purchased in the Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Offering.

Exercisability

Each Warrant will be exercisable at any time and will expire two years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Exercise Price

Each Warrant represents the right to purchase one share of common stock at an exercise price of $0.03 per Warrant. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassification.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Warrants. There are no assurances that an active trading market will develop or be sustained for the Warrants.

Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights

We may redeem the warrants for $0.03 per warrant if our common stock closes above $.25 per share for twenty (20) consecutive trading days.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

55

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

E Med Future, Inc. (“E Med Future, Inc.,” “We,” or the “Company”) is offering 80,000,000 units, each unit consisting of 3 Shares of Common Stock and 3 warrants, par value $0.001 ("Units"), at an offering price of $0.06 per Unit (the "Offered Units") by the Company. The total number of shares included in the Units is 240,000,000 and the total underlying shares after the exercise of all warrants is 480,000,000 shares. Each Class A Warrant, is exercisable at $0.03 per warrant and will entitle the holder to purchase one share of common stock.

The Common Stock

We are authorized to issue 900,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Standard Registrar and Transfer Agency Inc., 400 East 400 South, Suite 200, Salt Lake City, Utah, 84111, Phone: (801) 571-8844. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

56

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Donnell E. Suares, Esq. of Brooklyn, N.Y.

EXPERTS

_____

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

57

WHERE YOU CAN FIND MORE INFORMATION

_____

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

58

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Articles of Incorporation, March 14, 1990
2.2	Certificate of Amendment, dated January 28, 2003
2.3	Certificate of Amendment dated January 9, 2012
2.4	Certificate of Amendment dated October 25, 2012
2.5	Certificate of Amendment, dated January 14, 2021
2.6	Amended Certificate of Incorporation, dated January 21, 2021
2.7	Certificate of Designation of Special 2021 Series A Preferred Stock, dated January 21, 2021
2.8	Certificate of Amendment, dated June 15, 2021
2.81	Certificate of Amendment, dated September 15, 2021
2.811	Certificate of Amendment, dated September 15, 2021
2.82	Certificate of Amendment, dated October 7, 2021
2.83	Certificate of Amendment Series B Preferred Stock, dated May 31, 2022
2.84	Certificate of Designation of Series B Preferred Stock, dated May 31, 2022
2.85	Certificate of Amendment Name Change, dated March 31, 2023
3.0	By-Laws
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
6.1	Employment Agreement of Gary Kompothecras, dated October 1, 2021
6.3	Man in the White Van Production Service Agreement, between Gary Kompothecras, Brooksville Project, LLC and Legion M Entertainment, Inc., dated March 5, 2021
6.4	Securities Purchase Agreement, between Synergy Management Group, LLC and Kompo Family Company, LLC, dated February 22, 2021
6.5	Member Interests Business Purchase Agreement of Brooksville Project, LLC between Gary and Elizabeth Kompothecras and E Med Future Inc., dated May 31, 2022
11.1	Consent of Donnell Suares (included in Exhibit 12.1)
12.1	Opinion of Donnell Suares

* To be filed by amendment.

59

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on May 15, 2023.

(Exact name of issuer as specified in its charter): E Med Futures, Inc.

By (Signature and Title):	/s/ Gary Kompothecras
Gary Kompothecras Chief Executive Officer (Principal Executive Officer) and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Gary Kompothecras
Gary Kompothecras
(Title):	Chief Executive Officer, President and Director

(Date):	May 15, 2023

SIGNATURES OF DIRECTORS:

/s/ Gary Kompothecras	May 15, 2023
Gary Kompothecras	Date

60

E MED FUTURE INC.

INDEX TO FINANCIAL STATEMENTS

FOR THE QUARTER ENDED MARCH 31, 2023 AND THE YEAR ENDED DECEMBER 31, 2022

FOR THE QUARTER ENDED MARCH 31, 2022 AND THE YEAR ENDED DECEMBER 31, 2021

F-1

E MED FUTURE INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$–	$180,248
Prepaid expenses	6,410,522	5,995,760
Total Current Assets	6,410,522	6,176,008
Intangible asset - film rights	1,750,000	1,750,000
TOTAL ASSETS	$8,160,522	$7,926,008

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$13,961	$–
Notes payable - Louisiana tax credit	903,378	903,378
Line of credit - related parties	4,908,183	4,687,630
Total Current Liabilities	5,825,522	5,591,008

Stockholders' Equity
Common stock 900,000,000 shares authorized, par value $0.001 each, 42,560,615 shares issued and outstanding at March 31, 2023 and December 31, 2022	–	–
Series A 2021 special voting preferred stock; 15 shares authorized, par value $0.001, 15 shares issued and outstanding as of March 31, 2023 and December 31, 2022	85,000	85,000
Series B preferred stock; 10,000,000 shares authorized, par value $0.001, 4,500,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2,250,000	2,250,000
Additional Paid-In Capital	–	–
Capital Stock	–	–
Preferred Stock	–	–
Treasury Stock	–	–
Accumulated deficit	–	–
Total Stockholders' Equity	2,335,000	2,335,000

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$8,160,522	$7,926,008

F-2

E MED FUTURE, INC

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended	Year Ended
	March 31, 2023	December 31, 2022
Revenue:
Income	$0	$0
Cost of goods sold	0	0
Total Income	0	0

Operating expenses Employee compensation and benefits
Stock-based transaction expense	0	0
Occupancy and equipment	0	0
Advertising	0	0
Research and development	0	0
Professional Fees	0	0
Other general and administrative	0	0
Amortization of Intangible Assets	0	0
Total Operating Expenses	0	0
Operating Loss	0	0

OTHER
Interest Income	0	0
Interest Expense	0	0
Financing Fees	0	0
Discontinued operations	0	0
Other Income (Expense)	0	0
Net Income(Loss)	0	0
Adjustments	0	0
NET COMPREHENSIVE LOSS	$0	$0

Per Share Information:
Weighted average number of common shares outstanding:
Basic	42,560,615	42,560,615
Diluted	42,560,615	42,560,615

Net Income(Loss) per common share	$0	$0
Basic	$0	$0
Diluted	$0	$0

F-3

E MED FUTURE, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

(UNAUDITED)

	# of Shares - Common	# of Shares - Preferred	Amount	Paid In Capital	Capital Stock	Preferred Stock	Additional Paid In Capital	Treasury Stock	Accumulated Deficit	TOTALS
Balances - January 1, 2022	42,560,615	15	$85,000	$–	$–	$–	$–	$–	$–	$85,000
Issuance of common stock	–	–	–	–	–	–	–	–	–	–
Issuance of series B preferred stock	–	4,500,000	2,250,000	–	–	2,250,000	–	–	–	2,250,000
Adjustments	–	–	–	–	–	–	–	–	–	–
Preferred stock issuable	–		–	–	–	–	–	–	–	–
Net Income(Loss) - December 31, 2022	–	–	–	–	–	–	–	–	–	–
Balances - December 31, 2022	42,560,615	4,500,015	2,335,000	–	–	2,250,000	–	–	–	2,335,000
Net Income(Loss) - three months ended March 31, 2023		–	–	–	–	–	–	–	–	–
Balances - March 31, 2023	42,560,615	4,500,015	$2,335,000	$–	$–	$2,250,000	$–	$–	$–	$2,335,000

F-4

E MED FUTURE, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	THREE MONTHS ENDED	YEAR ENDED
	March 31, 2023	December 31, 2022
Cash Flows from Operating Activities:
Net income (loss)	$–	$–
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	–	–
Accretion of debt discounts	–	–
Stock-based transaction expense	–	–
Provided services	–	–
Research and Development	–	–
Loss on disposed fixed assets	–	–
Discontinued operations	–	–
Changes in operating assets and liabilities	(400,801)	(5,848,100)
Net Cash Used In Operating Activities	(400,801)	(5,848,100)

Cash Flows from Investing Activities:
Purchases of property and equipment	–	–
Acquisition of assets	–	–
Acquisition of intangible assets	–	(1,750,000)
Net Cash Provided By Investing Activities	–	(1,750,000)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	–	2,250,000
Proceeds from issuance of preferred stock	–	–
Proceeds from issuance of warrants	–	–
Proceeds from issuance of beneficial conversion feature	–	–
Proceeds from line of credit - related parties	220,553	4,624,970
Proceeds from notes payable - Louisiana tax credit	–	903,378
Payment of debt issuance costs	–	–
Payment of fractional shares	–	–
Net Cash Provided By Financing Activities	$220,553	$7,778,348

Foreign Currency Translation	–	–

Net Change in Cash	(180,248)	180,248

Cash and Cash Equivalents - Beginning of Period	$180,248	$–
Cash and Cash Equivalents - End of Period	$–	$180,248

F-5

E MED FUTURE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1.	DESCRIPTION OF BUSINESS

E MED FUTURE INC is a Nevada corporation that was formed on March 14, 1990, as a holding company (the “Company”). The Company was originally incorporated as Micro-Economics, Inc. and had also operated under the names Acem Holdings, Inc. and XL Rent, Inc. From 1990 through 2020, the Company did not have significant business activity.

On January 13, 2021, Synergy Management Group LLC, was appointed custodian of the Company pursuant to the order application for appointment of Synergy Management Group LLC in District Court, Clark County Nevada.

On February 22, 2021, Synergy Management Group LLC, as custodian of the Company entered into a Securities Purchase Agreement (the “SPA”) with Kompo Family Company, a Florida limited liability company, to sell the Special 2021 Series A Preferred Stock for Eighty-Five Thousand ($85,000.00). Upon closing of the SPA on February 22, 2021, Kompo Family Company, LLC acquired 60% voting control of the Company.

On June 3, 2021, the Company filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada to change the Company’s name from XL Rent, Inc. to E Med Future, Inc.

On May 31, 2022, the Company finalized the agreement, entered into on October 7, 2021, to purchase one hundred percent (100%) of the membership interests of Brooksville Project, LLC (“Brooksville”) from Gary and Elizabeth Kompothecras for $2,250,000 of Company Series B Preferred Shares. The Company assumed all of the obligations, assignment of contracts and leases, all other liabilities and tangible and intangible assets of Brooksville including all rights, title and interest in and to the film properties. As a result of this transaction, Brooksville became a wholly-owned subsidiary of the Company including BPLA, LLC, whereas Brooksville was the sole member.

The Company’s purpose is to develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment investments, between $100,000 and $5 million dollars per investment. We expect to use substantially all of the net proceeds from this offering to develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related production financing, equity investments, mezzanine loans, and participations in such financing and investments. We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets. As of March 31, 2023, the Company has not yet begun commercial operations, other than the production of the motion picture, “Man in the White Van”. As such there has been no recognition of revenue.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Principles of Consolidation. As described in Note 1, these consolidated financial statements include the accounts of the holding company, E MED FUTURE INC, and its wholly-owned subsidiaries, Brooksville Project, LLC and BPLA LLC, LLC and Garrison Film Productions, Inc. Intercompany transactions and balances have been eliminated in the presentation of the consolidated financial statements.

F-6

Use of Estimates. The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expense during the reported period. The most significant estimates relate to the acquired assets and associated useful lives. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore actual results could differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. As of March 31, 2023, cash consists primarily of checking deposits from the Kompo Family Company, LLC. The Company’s cash balances may, at times, exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.

Prepaid Expenses. As of March 31, 2023, the Company has not recognized any revenue. The Company’s primary function up until this time has been the production for the motion picture “Man in the White Van.” Until this motion picture is completed, all expenses related to this project have been accumulated as “Prepaid Expenses”. Once this motion picture is completed and commercial operations begin, the costs will be reclassified in a manner to match with recognized revenue.

Property, Plant, and Equipment. In future periods, property, plant, and equipment will be carried at cost. When property, plant, and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is reflected in income.

Long-Lived Assets. The Company’s long-term assets consist primarily of the value acquired through the acquisition of film rights, from its subsidiaries. These assets will be amortized on a straight-line basis over the term of the agreements once commercial operations begin.

Long-lived assets that are held and used in the course of business are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds the estimated future cash flows, an impairment charge is recognized. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets; and long-lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value, less cost to sell. No impairment existed at March 31, 2023.

Fair Value Measurements. Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

General and Administrative. General and administrative expenses include payroll expense, contractors, legal, land rent, and other general overhead costs including amortization to support the Company’s operations.

Income Taxes. The Company has no commercial operations through March 31, 2023 and therefore no income tax provision has been calculated.

Evaluation of Subsequent Events. Management has evaluated subsequent events through May 5, 2023, the date the consolidated financial statements were available to be issued.

F-7

3.	INTANGIBLE ASSETS – FILM RIGHTS

On May 31, 2022, the Company finalized the agreement, entered into on October 7, 2021, to purchase one hundred percent (100%) of the membership interests of Brooksville Project, LLC (“Brooksville”) from Gary and Elizabeth Kompothecras for $2,250,000 of Company Series B Preferred Shares. The Company assumed all of the obligations, assignment of contracts and leases, all other liabilities and tangible and intangible assets of Brooksville including all rights, title and interest in and to the film properties. As a result of this transaction, Brooksville became a wholly-owned subsidiary of the Company including BPLA, LLC, whereas Brooksville was the sole member. $1,750,000 of the purchase price of $2,250,000 was allocated to the Intangible Asset – Film Rights, to account for the estimated future intangible value of the contracts, talent and future value relevant to the motion picture “Man in the White Van”. Useful life period and amount of annual amortization will be dependent on when commercial operations begin.

4.	NOTE PAYABLE – LOUISIANA TAX CREDIT

The Company entered into a Tax Credit Financing Agreement by and between the Company and C&C Financial Services Lending LLC whereby the Company utilized a Louisiana State film production rebate in the amount of $903,378 that was financed and advanced to the Company by C&C Financial Services Lending LLC. This Tax Credit is classified as a Note Payable – Louisiana Tax Credit in Current Liabilities.

5.	LINE OF CREDIT – RELATED PARTIES

The Company has an open line of credit held with the Kompo Family Company, LLC, the Company’s primary shareholder. The balance on the line at March 31, 2023, was $4,908,183. The line accrues interest at 0% per annum. Collateral on the line of credit includes assets, contracts, and future intangible value of the Company now owned or hereafter acquired by the Company. This line of credit will have a fixed repayment term once commercial operations begin.

6.	RELATED-PARTY TRANSACTIONS

In the normal course of business, the Company engages in related party transactions with its primary shareholder, the Kompo Family Company, LLC. The Kompo Family Company, LLC has provided a significant amount of liquidity to the Company, primarily to fund the motion picture “Man in the White Van”.

The following is a summary of balances and transactions with the related parties at March 31, 2023: Line of Credit – Related Parties $4,908,183.

7.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred after the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

None.

F-8

E MED FUTURE INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash	$–	$–
Prepaid expenses	147,660	147,660
TOTAL ASSETS	$147,660	$147,660

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$–	$–
Notes payable - related parties	62,660	62,660
Total Current Liabilities	$62,660	$62,660

Stockholders' Equity
Common stock; 900,000,000 shares authorized, par value $0.001 each, 42,560,615 shares issued and outstanding at March 31, 2022 and December 31, 2021	–	–
Series A 2021 special voting preferred stock; 15 shares authorized, par value $0.001, 15 shares issued and outstanding as of March 31, 2022 and December 31, 2021	85,000	85,000
Series A preferred stock; 10,000,000 shares authorized, par value $0.001, 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	–	–
Additional Paid-In Capital	–	–
Capital Stock	–	–
Preferred Stock	–	–
Treasury Stock	–	–
Accumulated deficit	–	–
Total Stockholders' Equity	85,000	85,000
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$147,660	$147,660

F-9

E MED FUTURE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	THREE MONTHS ENDED	YEAR ENDED
	March 31, 2022	December 31, 2021
Revenue:
Income	$0	$0
Cost of goods sold	0	0
Total Income	0	0

Operating expenses Employee compensation and benefits
Stock-based transaction expense	0	0
Occupancy and equipment	0	0
Advertising	0	0
Research and development	0	0
Professional Fees	0	0
Other general and administrative	0	0
Amortization of Intangible Assets	0	0
Total Operating Expenses	0	0
Operating Loss	0	0

OTHER
Interest Income	0	0
Interest Expense	0	0
Financing Fees	0	0
Discontinued operations	0	0
Other Income (Expense)	0	0
Net Income (Loss)	0	0
Adjustments	0	0
NET COMPREHENSIVE LOSS	$0	$0

Per Share Information:
Weighted average number of common shares outstanding:
Basic	42,560,615	42,560,615
Diluted	42,560,615	42,560,615

Net Income(Loss) per common share	0	0
Basic	$0	$0
Diluted	$0	$0

F-10

E MED FUTURE, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

(UNAUDITED)

	# of Shares of Common Stock	# of Shares of Preferred Stock	Amount	Paid In Capital	Capital Stock	Preferred Stock	Additional Paid In Capital	Treasury Stock	Accumulated Deficit	TOTALS
Balances - January 1, 2021	42,560,615	–	$–	$–	$–	$–	$–	$–	$–	$–
Issuance of common stock	–	–	–	–	–	–	–	–	–	–
Issuance of series A special voting preferred stock	–	15	85,000	–	–	85,000	–	–	–	85,000
Adjustments	–	–	–	–	–	–	–	–	–	–
Net Income (Loss) - December 31, 2021	–	–	–	–	–	–	–	–	–	–
Balances - December 31, 2021	42,560,615	15	$85,000	$–	$–	$85,000	$–	$–	$–	$85,000
Issuance of common stock	–	–	–	–	–	–	–	–	–	–
Issuance of series A special voting preferred stock	–	15	85,000	–	–	85,000	–	–	–	85,000
Adjustments	–	–	–	–	–	–	–	–	–	–
Net Income (Loss) - March 31, 2022	–	–	–	–	–	–	–	–	–	–
Balances - March 31, 2022	42,560,615	15	$85,000	$–	$–	$85,000	$–	$–	$–	$85,000

F-11

E MED FUTURE, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	THREE MONTHS ENDED	YEAR ENDED
	March 31, 2022	December 31, 2021
Cash Flows from Operating Activities:
Net income (loss)	$–	$–
Adjustments to reconcile net income(loss) to net cash used in operating activities
Depreciation and amortization	–	$–
Accretion of debt discounts	–	$–
Stock-based transaction expense	–	$–
Provided services	–	$–
Research and Development	–	$–
Loss on disposed fixed assets	–	$–
Discontinued operations	–	$–
Changes in operating assets and liabilities	–	$(147,660)
Net Cash Used In Operating Activities	–	$(147,660)

Cash Flows from Investing Activities:
Purchases of property and equipment	–	–
Acquisition of assets	–	–
Net Cash Provided By Investing Activities	–	–

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	–	–
Proceeds from issuance of preferred stock	–	–
Proceeds from issuance of warrants	–	–
Proceeds from issuance of beneficial conversion feature	–	–
Proceeds from issuance of long-term debt	–	–
Payment of debt issuance costs	–	–
Payment of fractional shares	–	–
Proceeds from note payables - related parties	–	147,660
Net Cash Provided By Financing Activities	–	147,660

Foreign Currency Translation	–	–

Net Change in Cash	$–	$–

Cash and Cash Equivalents - Beginning of Period	$–	$–
Cash and Cash Equivalents - End of Period	$–	$–

F-12

E MED FUTURE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1.	DESCRIPTION OF BUSINESS

E MED FUTURE INC is a Nevada corporation that was formed on March 14, 1990, as a holding company (the “Company”). The Company was originally incorporated as Micro-Economics, Inc. and had also operated under the names Acem Holdings, Inc. and XL Rent, Inc. From 1990 through 2020, the Company did not have significant business activity.

On January 13, 2021, Synergy Management Group LLC, was appointed custodian of the Company pursuant to the order application for appointment of Synergy Management Group LLC in District Court, Clark County Nevada.

On February 22, 2021, Synergy Management Group LLC, as custodian of the Company entered into a Securities Purchase Agreement (the “SPA”) with Kompo Family Company, a Florida limited liability company, to sell the Special 2021 Series A Preferred Stock for Eighty-Five Thousand ($85,000.00). Upon closing of the SPA on February 22, 2021, Kompo Family Company, LLC acquired 60% voting control of the Company.

On June 3, 2021, the Company filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada to change the Company’s name from XL Rent, Inc. to E Med Future, Inc.

The Company’s purpose is to develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment investments, between $100,000 and $5 million dollars per investment. We expect to use substantially all of the net proceeds from this offering to develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related production financing, equity investments, mezzanine loans, and participations in such financing and investments. We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets. As of March 31, 2022, the Company has not yet begun commercial operations, other than the production of the motion picture, “Man in the White Van”. As such there has been no recognition of revenue.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates. The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expense during the reported period. The most significant estimates relate to the acquired assets and associated useful lives. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore actual results could differ from those estimates.

F-13

Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. As of March 31, 2022, cash consists primarily of checking deposits from the Kompo Family Company, LLC. The Company’s cash balances may, at times, exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.

Prepaid Expenses. As of March 31, 2022, the Company has not recognized any revenue. The Company’s primary function up until this time has been the production for the motion picture “Man in the White Van.” Until this motion picture is completed, all expenses related to this project have been accumulated as “Prepaid Expenses”. Once this motion picture is completed and commercial operations begin, the costs will be reclassified in a manner to match with recognized revenue.

Property, Plant, and Equipment. In future periods, property, plant, and equipment will be carried at cost. When property, plant, and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is reflected in income.

Long-Lived Assets. The Company’s long-term assets consist primarily of the value acquired through the acquisition of film rights, from its subsidiaries. These assets will be amortized on a straight-line basis over the term of the agreements once commercial operations begin.

Long-lived assets that are held and used in the course of business are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds the estimated future cash flows, an impairment charge is recognized. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets; and long-lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value, less cost to sell. No impairment existed at March 31, 2022.

Fair Value Measurements. Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

General and Administrative. General and administrative expenses include payroll expense, contractors, legal, land rent, and other general overhead costs including amortization to support the Company’s operations.

Income Taxes. The Company has no commercial operations through March 31, 2022 and therefore no income tax provision has been calculated.

Evaluation of Subsequent Events. Management has evaluated subsequent events through March 23, 2023, the date the consolidated financial statements were available to be issued.

F-14

3.	LINE OF CREDIT – RELATED PARTIES

The Company has an open line of credit held with the Kompo Family Company, LLC, the Company’s primary shareholder. The balance on the line at March 31, 2022, was $62,660. The line accrues interest at 0% per annum. Collateral on the line of credit includes assets, contracts, and future intangible value of the Company now owned or hereafter acquired by the Company. This line of credit will have a fixed repayment term once commercial operations begin.

4.	RELATED-PARTY TRANSACTIONS

In the normal course of business, the Company engages in related party transactions with its primary shareholder, the Kompo Family Company, LLC. The Kompo Family Company, LLC has provided a significant amount of liquidity to the Company, primarily to fund the motion picture “Man in the White Van”.

The following is a summary of balances and transactions with the related parties at March 31, 2022: Line of Credit – Related Parties - $62,660.

5.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred after the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

On May 31, 2022, the Company finalized the agreement, entered into on October 7, 2021, to purchase one hundred percent (100%) of the membership interests of Brooksville Project, LLC (“Brooksville”) from Gary and Elizabeth Kompothecras for $2,250,000 of Company Series B Preferred Shares. The Company assumed all of the obligations, assignment of contracts and leases, all other liabilities and tangible and intangible assets of Brooksville including all rights, title and interest in and to the film properties. As a result of this transaction, Brooksville became a wholly-owned subsidiary of the Company including BPLA, LLC, whereas Brooksville was the sole member.

F-15